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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2002

INTRABIOTICS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)
0-29993 (Commission File No.)	94-3200380 (IRS Employer Identification No.)
1245 Terra Bella Avenue Mountain View, California 94043 (Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (650) 526-6800

Item 5. Other Events

        On April 24, 2002, IntraBiotics Pharmaceuticals, Inc. (the "Company") announced its acquisition of Apothogen, Inc. ("Apothogen") for 450,000 shares of the Company's common stock (the "Merger") pursuant to an Agreement and Plan of Merger and Reorganization, dated as of April 23, 2002, among the Company, APN Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company, Apothogen and the stockholders of Apothogen. Concurrently with the closing of the Merger, Ernest Mario, Ph.D. joined the Company as Chairman and Chief Executive Officer and purchased newly issued shares of the Company's common stock at a purchase price per share equal to the closing bid price as reported on the Nasdaq National Market on April 23, 2002, in a private placement transaction with proceeds to the Company of $5,000,000. The press release announcing these transactions is filed as Exhibit 99.1 hereto.

Item 7. Financial Statements and Exhibits

(c)
Exhibits.

        99.1    Press Release, dated April 24, 2002.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IntraBiotics Pharmaceuticals, Inc.
Dated: April 24, 2002	By:	/s/ HENRY J. FUCHS Henry J. Fuchs President and Chief Operating Officer

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INDEX TO EXHIBITS

        99.1    Press Release, dated April 24, 2002.

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  Item 5. Other Events
  Item 7. Financial Statements and Exhibits
SIGNATURE
INDEX TO EXHIBITS